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                                                                 Exhibit 10.21

                          AGREEMENT AND GENERAL RELEASE



         THIS AGREEMENT, made and entered into on this 17th day of July, 2003 by and between Waypoint Financial Corp. and its affiliates and subsidiaries, a Pennsylvania corporation (the "Company"), with its principal office in Harrisburg, Pennsylvania, and Robert W. Pullo, a resident of York, Pennsylvania ("Pullo").

                                   WITNESSETH:

         WHEREAS, the Company has heretofore employed Pullo under an Employment Agreement originally entered into as of October 17, 2000 (the "Employment Agreement"); and

         WHEREAS, said Employment Agreement was for a term of five years, ending October 16, 2005, the first three years of which Pullo was to be employed as Co-Chairman and subsequently Vice Chairman of the Board of the Company and the last two years of such Employment Agreement, Pullo was to serve as a Consultant; and

         WHEREAS, the Company extended Pullo's employment as Vice Chairman and employee through October 17, 2005; and

         WHEREAS, Pullo and Company expressed interest in his retiring from his status as an employee of Company prior to the expiration of the employment period under the Employment Agreement as extended; and

         WHEREAS, Pullo voluntarily retired as Vice Chairman to the Company, thus terminating his employment effective as of May 22, 2003, and

         WHEREAS, a voluntary termination under Pullo's Employment Agreement would result in no further payments under the Employment Agreement but would trigger his consulting agreement; and

         WHEREAS, as a result of Pullo's experience and knowledge, the Company is desirous of entering into a consulting arrangement with Pullo which will provide him with consulting service compensation and protection and additional benefits as provided in paragraph 5 hereof.

         WHEREAS, in consideration of these mutual agreements the Company has agreed to provide consulting compensation to Pullo and Pullo has agreed to enter into this Agreement and General Release.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

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         1.       The Company and Pullo hereby agree that Pullo's termination of employment shall be effective on May 22, 2003 and that the Employment Agreement shall terminate on that date and be of no further force and effect. The Company further more agrees that the termination of Pullo's employment agreement and the consideration set forth in the recitals above and the releases and agreements below represent consideration flowing to the Company.

         2. Notwithstanding Pullo's termination of employment and the termination of the Employment Agreement, in consideration of the release provided by Pullo under Paragraph 5 below, the Company shall pay or cause to be paid or provided to Pullo, subject to any legally required withholdings and deductions and any contribution towards medical coverage as is applicable for covered persons under Company plans all amounts and benefits required under the Consulting Agreement, attached hereto as Exhibit "A".

         3. Pullo agrees and acknowledges that the Company, on a timely basis, has paid or has agreed to pay, to Pullo all other amounts due and owing based on his prior services as an employee of the Company and that the Company has no obligation, contractual or otherwise to Pullo, except as provided herein, excluding correction of any prior clerical payroll error, and in the Consulting Agreement nor does it have any obligation to hire, rehire or re-employ Pullo in the future.

         4. Pullo agrees and acknowledges his obligations under the Consulting Agreement, effective as of the effective date of this Agreement, as defined in Paragraph 5(f)(5) hereto, including but not limited to his obligation to use his best efforts to provide advisory services to the Company and the Confidentiality and Non-Compete obligations under the Consulting Agreement. Nothing herein shall require Pullo to accept or perform assignments which are illegal, unethical or outside the scope of his abilities and all such services are to be performed by him at times or on a schedule that is reasonably acceptable to him.

         5. In consideration of the benefits to be provided by Company to Pullo, the receipt of 15,000 stock options, office and administration support allowances and spousal medical coverage to age 65 and protection of consulting compensation in the event of a change in control of the Company, Pullo hereby agrees as follows:

                  (a) Pullo knowingly and voluntarily releases and forever discharges Company, of and from any and all claims, known and unknown, which Pullo, his heirs, executors, administrators, successors, and assigns have or may have against Company that accrued or arose at any time prior to the execution of this Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit


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                           Protection Act; the Pennsylvania Human Relations Act;
                           the Pennsylvania Wage Payment and Collection
                           Law;ss.ss.1981-1988 of Title 42 of the U.S.C; the Immigration Reform and Control Act; the National
                           Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

                  (b) Pullo waives his right to file any action, charge, or complaint on his own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his behalf, with any federal, state, or local judicial body, court, or administrative agency against Company except where such waiver is prohibited by law. Should any such action, charge, or complaint be filed, Pullo agrees that he will not accept any relief or recovery therefrom. Pullo shall reimburse Company for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

                  (c) Pullo agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to any attorney with whom Pullo chooses to consult regarding this Agreement, tax and other professional advisors, immediate family members, or where such disclosure is required by law.

                  (d) Pullo agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by of any liability or unlawful conduct of any kind.

                  (e) In the event that Pullo breaches or attempts to breach any provision of this Paragraph 5, Pullo agrees that Company will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Pullo further agrees to reimburse Company for all fees and costs, including attorneys' fees, incurred as a result thereof if Company prevails in such action.

                  (f) By signing this Agreement, Pullo represents and agrees that:

                           (1) this Agreement is entered into knowingly and voluntarily;

                           (2) he is receiving consideration from Company in addition to anything of value to which he is already entitled;

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                           (3)      he has been given at least twenty-one (21)
                                    days to consider this Agreement and has
                                    chosen to execute it on the date set forth above;

                           (4) he knowingly and voluntarily intends to be legally bound by this Agreement;

                           (5)      he has been advised to consult with an
attorney; and that he has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void. If not revoked, this Agreement shall become effective on the eighth (8th) day following execution of this Agreement ("Effective Date").

                  (g) That nothing herein contained is intended to limit, revoke or waive any indemnification rights that Pullo may have under the Company's Articles and By Laws as a Director or former officer of the Company or any rights thereto under any Directors and Officers insurance coverage maintained by the Company.

         6. Severability. Pullo and Company acknowledge that any restrictions contained in this Agreement are reasonable and that consideration for this Agreement has been exchanged. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in force and effect.

         7. Construction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         8. Captions. The captions used herein are for convenience and reference only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions that they introduce.

         9. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes and renders null and void and of no force and effect any prior written or oral agreements between them including the Employment Agreement and attachments and Exhibits dated October 17, 2000 and the extension thereof by the Company.

         10. Acknowledgement. Pullo hereby acknowledges that he was presented with this Agreement on June 13, 2003, and that he was informed that he had the right to consider this Agreement and the release contained herein for a period of twenty-one
                  (21) days prior to execution. Pullo also understands that he has the right to revoke this Agreement for a period of seven
                  (7) days following execution, by giving written notice to the Company at 235 N. Second Street, Harrisburg, PA 17101,
                  Attention: Chairman, Compensation and Benefits Committee, in which event the provisions of this Agreement shall be null and void, and the parties shall have the rights, duties, obligations and remedies afforded by applicable law.


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         IN WITNESS WHEREOF the parties hereto this 17th day of July,
2003 have executed this Agreement and General Release intending thereby to be legally bound.

ATTEST                              WAYPOINT FINANCIAL CORP.



________________________________    by: ________________________________
Secretary                           David E. Zuern, President & CEO



--------------------------------    -----------------------------------
Witness                                       Robert W. Pullo


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